UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 6, 2007

SPATIALIGHT, INC. (Exact Name of Registrant as Specified in Its Charter)

New York (State or Other Jurisdiction of Incorporation)

000-19828 (Commission File Number)	16-1363082 (IRS Employer Identification No.)

Five Hamilton Landing Suite 100 Novato, California (Address of Principal Executive Offices)	94949 (Zip Code)

(415) 883-1693 (Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On March 6, 2007, SpatiaLight, Inc. (the “Company”) entered into First Amendments to Registration Rights Agreement amending the Registration Rights Agreements dated September 26, 2006 between the Company and each of Bluegrass Growth Fund, L.P. and Bluegrass Growth Fund, LTD. In exchange for the forgiveness of accrued liquidated damages under the Registration Rights Agreement in the amount of $30,806.45, the rescission of an obligation to issue 250,000 warrants to purchase Common Shares, the amending of the Registration Rights Agreement filing date requirements, and the waiving of future financing participation rights, the Company issued to Bluegrass Growth Fund, L.P. and Bluegrass Growth Fund, LTD. an aggregate of 500,000 Common Shares. The Common Shares were issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-137100), which was declared effective by the U.S. Securities and Exchange Commission on February 14, 2007.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

10.1	First Amendment to Registration Rights Agreement between SpatiaLight, Inc. and Bluegrass Growth Fund, L.P. dated March 6, 2007.

10.2	First Amendment to Registration Rights Agreement between SpatiaLight, Inc. and Bluegrass Growth Fund, LTD. dated March 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPATIALIGHT, INC.
(Registrant)

Date: March 8, 2007	By:	/s/ David F. Hakala
(Signature)
Name: David F. Hakala
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	First Amendment to Registration Rights Agreement between SpatiaLight, Inc. and Bluegrass Growth Fund, L.P. dated March 6, 2007.

10.2	First Amendment to Registration Rights Agreement between SpatiaLight, Inc. and Bluegrass Growth Fund, LTD. dated March 6, 2007.